                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           OPTIMARK HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         [OPTIMARK HOLDINGS, INC. LOGO]




                                                                  April 27, 2001

To our stockholders:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of OptiMark Holdings, Inc. The meeting will be held on Monday, May 21, 2001, at 9:00 a.m., at the offices of OptiMark Holdings, Inc., 10 Exchange Place, 24th Floor, Jersey City, New Jersey 07302.

         At the meeting, stockholders are being asked to:

         - elect a Board of Directors of five directors to serve until the Company's next annual meeting and until their respective successors are duly elected and shall qualify;

         - ratify the appointment of Deloitte & Touche LLP as independent accountants for the year 2001; and

         - transact any other business that may properly come before the meeting or any postponements or adjournments thereof.

         It is very important that your shares are represented at the meeting. Accordingly, please promptly sign, date and return the enclosed proxy card or call the toll-free number indicated in the enclosed telephone voting instructions. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or voted by telephone. We would appreciate your informing us on the proxy card if you expect to attend the meeting so that we may provide adequate seating.

         The continuing interest of our stockholders in the business of OptiMark is appreciated and we hope many of you will be able to attend the Annual Meeting.

         Sincerely,


         /s/ WILLIAM A. LUPIEN
         -------------------------
             WILLIAM A. LUPIEN
             Chairman of the Board

                         [OPTIMARK HOLDINGS, INC. LOGO]




                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 21, 2001

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of OptiMark Holdings, Inc., a Delaware corporation, will be held on Monday, May 21, 2001, at 9:00 a.m., at the offices of OptiMark Holdings, Inc., 10 Exchange Place, 24th Floor, Jersey City, New Jersey 07302. At the meeting, the stockholders will be asked to consider and act upon the matters discussed in the accompanying proxy statement as follows:

         1. To elect five directors to serve until the Company's next annual meeting and until their respective successors shall be duly elected and shall qualify.

         2. To ratify the appointment of Deloitte & Touche LLP as independent accountants for the year 2001.

         3. To transact any other business that may properly come before the meeting or any postponements or adjournments thereof.

         A proxy statement describing the matters to be considered at the 2001 Annual Meeting is attached to this Notice. The Board of Directors has fixed the close of business on Monday, April 2, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and at any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the meeting will be available for examination during ordinary business hours at OptiMark's corporate offices, 10 Exchange Place Centre, 24th Floor, Jersey City, NJ 07302, for 10 days prior to the meeting.

         Your vote is very important regardless of how many shares of OptiMark you own. Whether or not you plan to attend the Annual Meeting, you are requested to promptly sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or call the toll-free number indicated in the enclosed telephone voting instructions. You may revoke your proxy at any time before its exercise by (1) attending and voting in person at the Annual Meeting or (2) delivering to the Secretary of OptiMark (a) a written notice of revocation or
(b) a duly executed proxy relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed.

                                             By order of the Board of Directors,


                                             /s/ Neil G. Cohen
                                             --------------------
                                                 Neil G. Cohen
                                                 Acting Secretary

Jersey City, NJ
April 27, 2001

                                 PROXY STATEMENT


This proxy statement is being furnished to the stockholders of OptiMark Holdings, Inc., a Delaware corporation, in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at its Annual Meeting, which will be held on Monday, May 21, 2001, at 9:00 a.m., at the offices of OptiMark Holdings, Inc., 10 Exchange Place, 24th Floor, Jersey City, New Jersey 07302, and at any postponements or adjournments thereof. This proxy statement, the form of proxy and telephone voting instructions are being mailed to stockholders on or about April 27, 2001. OptiMark's Form 10-K for the fiscal year ended December 31, 2000 accompanies this proxy statement and is not to be considered as a part of the proxy solicitation material.

         At the Annual Meeting, the OptiMark stockholders will be asked (i) to elect five members of the Company's Board of Directors to serve until the Company's next annual meeting and until such directors' successors are duly elected and have qualified, (ii) to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 2001 and (iii) to transact other business that may properly come before the meeting or any postponements or adjournments thereof.

         SOLICITATION AND VOTING OF PROXIES; REVOCATION

         Shares of OptiMark that are entitled to vote and are represented by a Proxy properly signed and received at or before the Annual Meeting, unless the Proxy is subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a Proxy is signed and returned without indicating any voting instructions, shares of OptiMark represented by such Proxy will be voted as follows:

         FOR the election of each of the five nominees to the Company's Board of Directors, and

         FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants for the year 2001.

         The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment.

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by (i) attending and voting in person at the Annual Meeting or (ii) delivering to the Secretary of OptiMark
(a) a written notice of revocation or (b) a duly executed Proxy relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the Proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company's Secretary at its principal executive offices, and must be received before the taking of the votes at the Annual Meeting.

         The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional material furnished to stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit Proxies from stockholders of the Company by telephone, telegram or by personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation.

         RECORD DATE; OUTSTANDING SHARES; VOTING AT THE ANNUAL MEETING

         Only holders of Common Stock and Preferred Stock of record at the close of business on April 2, 2001 will be entitled to receive notice of and to vote at the meeting. At the close of business on April 2, 2001, OptiMark had outstanding and entitled to vote 35,872,557 shares of Common Stock, 3,222,068 shares of Series A Convertible Participating Preferred Stock, 11,000,000 shares of Series B Convertible Participating Preferred Stock, 8,250,000 shares of Series C Convertible Preferred Stock and 250,000 shares of Series D Convertible Preferred Stock. Each of the outstanding shares of Common Stock is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting. Each of the outstanding shares of the Series A Convertible Participating Preferred Stock is entitled to four votes on each matter submitted to the stockholders for a vote at the meeting. Each of the outstanding shares of the Series B, Series C and Series D Preferred Stock is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting.

         Votes cast by written proxy, telephone or in person at the Annual Meeting will be counted by the persons appointed by the Board of Directors to act as election inspectors for the meeting. The Company's bylaws provide that the holders of shares representing a majority of the votes entitled to be cast at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. Shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum. "Broker non-vote" shares (i.e., shares held in the street name which cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of the holders of shares representing a majority of the votes of the shares entitled to be voted is required for the election of Directors and the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting for the ratification of the appointment of independent auditors. Abstentions from voting will have the effect of a vote against both proposals. Broker non-votes will have the effect of a vote against the proposal for the election of Directors and will not be counted in the vote for the proposal to ratify the appointment of the independent auditors.

         Our principal executive office is located at 10 Exchange Place Centre, 24th Floor, Jersey City, New Jersey 07302.

         SECURITY OWNERSHIP OF OPTIMARK HOLDINGS, INC.

         The following table sets forth, as of April 2, 2001, certain information regarding the beneficial ownership of the Common Stock and Preferred Stock for (i) each of the Company's executive officers; (ii) each Director of the Company; (iii) each nominee for election as a Director of the Company; (iv) each person who is known to the Company to own beneficially more than 5% of the voting securities of the Company; and (v) all officers and Directors of the Company as a group. Such information is based, in part, upon the information provided by certain stockholders of the Company. In the case of persons other than officers and Directors of the Company, such information is based solely on a review of the SEC filings made by such stockholders.

         Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned. Unless otherwise indicated, the address of each person named in the following tables is c/o OptiMark Holdings, Inc., 10 Exchange Place Centre, 24th Floor, Jersey City, NJ 07302.

                                                                 COMMON STOCK
                                                                 ------------
                                                              NUMBER OF     SEE
         NAME AND ADDRESS OF BENEFICIAL OWNERS                  SHARES      NOTE         PERCENT
         -------------------------------------                ----------    ----         -------
         Peter L. Bloom                                       12,467,684     (1)          25.8
         General Atlantic Partners, LLC                       12,428,184     (1)          25.7
         Ronald D. Fisher                                      8,260,000     (2)          18.7
         SOFTBANK Affiliates                                   8,250,000     (2)          18.7
         William A. Lupien                                     5,624,867     (3)          15.7
         Dow Jones & Company, Inc.                             5,459,592     (4)          14.0
         Richard W. Jones                                      4,779,427     (5)          13.3
         The Nasdaq Stock Market, Inc.                         4,500,000     (6)          11.1
         American Century Companies, Inc.                      2,800,000     (7)           7.6
         Virginia Surety Company, Inc.                         2,500,000     (8)           6.5
         John T. Rickard                                         555,185     (9)           1.5
         Robert J. Warshaw                                       270,000    (10)              *
         Phillip J. Riese                                        200,000    (11)              *
         James G. Rickards                                        40,000    (12)              *
         David C. Johnson, Jr.                                    25,000    (13)              *
         Paul I. Kasnetz                                          25,000                      *
         All directors and executive officers
         as a group (10 persons)                              32,247,163                  56.0


----------

*        Less than one percent

(1)   Represents:

         - 2,763,699 shares of Common Stock held by General Atlantic Partners 35, L.P. ("GAP 35"),

         - 6,976,520 shares of Common Stock issuable currently on conversion of 1,744,130 shares of Series A convertible participating Preferred Stock held by GAP 35,

         - 478,945 shares of Common Stock held by GAP Coinvestment Partners, L.P. ("GAPCo"),

         - 1,209,020 shares of Common Stock issuable currently on conversion of 302,255 shares of Series A convertible participating Preferred Stock held by GAPCo,

         - 813,220 shares of Common Stock issuable currently on conversion of 203,305 shares of Series A convertible participating Preferred Stock currently held by General Atlantic Partners 52, L.P., ("GAP 52"), and

         - 186,780 shares of Common Stock issuable currently on conversion of 46,695 shares of Series A convertible participating Preferred Stock held GAP Coinvestment Partners II, L.P. ("GAPCo II").

         In addition, includes options to purchase 39,500 shares of Common Stock exercisable within 60 days of April 2, 2001 held by Peter L. Bloom. Mr. Bloom, a Director of the Company, is a managing member of General Atlantic Partners, LLC ("GAP"). GAP is the general partner of GAP 35 and GAP 52. The managing members of GAP are also the general partners of GAPCo and GAPCo II. Mr. Bloom disclaims beneficial ownership of the shares referred to above, except to the extent of his pecuniary interest. GAP is not a beneficial owner of the options held by Mr. Bloom. The address of GAP is 3 Pickwick Plaza, Greenwich, CT 06830.

(2) Represents 8,136,150 and 113,850 shares of Common Stock issuable currently on conversion of 8,136,150 and 113,850 shares of series C convertible Preferred Stock held by SOFTBANK Capital Partners L.P. and SOFTBANK Capital Advisors Fund L.P., respectively. In addition, includes options to purchase 10,000 shares of Common Stock exercisable with 60 days of April 2, 2001 held by Ronald D. Fisher. Mr. Fisher, a Director of the Company, is a managing director of the general partner of each of these SOFTBANK entities. Mr. Fisher disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. The address of the SOFTBANK entities is 1188 Centre Street, Newton Center, MA 02159.

(3) Includes 4,725,676 shares held jointly by Mr. Lupien and his spouse, 792,400 shares held by a family partnership controlled by Mr. Lupien, 52,372 shares held by Mr. Lupien's spouse and 47 shares held by a retained annuity trust of which Mr. Lupien is the beneficiary. Mr. Lupien disclaims beneficial ownership of the shares held by his spouse and the retained annuity trust.

(4) Includes 3,157,028 shares of Common Stock issuable currently on conversion of 789,257 shares of Series A convertible participating Preferred Stock. The address of Dow Jones & Company, Inc. is 200 Liberty Street, New York, NY 10281.

(5) Includes 3,772,047 shares held by a trust for which Mr. Jones is the trustee and 90,004 shares held by a trust of which Mr. Jones is the beneficiary. In addition, includes options to purchase 12,000 shares of common stock exercisable within 60 days of April 2, 2001.

(6) Represents shares of Common Stock issuable on exercise of warrants exercisable within 60 days of April 2, 2001. The address of The Nasdaq Stock Market, Inc. is 1735 K Street, N.W., Washington, D.C. 20006.

(7) Includes 740,000 shares of Common Stock issuable currently on conversion of 740,000 shares of non-voting Common Stock. The address of American Century Companies, Inc. is 4500 Main Street, Kansas City, MO 64141-9210.

(8) Represents 2,000,000 shares of Common Stock issuable currently on conversion of 2,000,000 shares of series B convertible participating Preferred Stock and 500,000 shares of Common Stock issuable on exercise of a warrant exercisable within 60 days of April 2, 2001. The address of Virginia Surety Company, Inc. is 123 North Wacker Drive, 29th Floor, Chicago, IL 60606.

(9) Includes 13,818 shares of Common Stock held by a trust of which Mr. Rickard is the trustee and beneficiary, 6,000 shares of Common Stock held by minor children of Mr. Rickard and 535,367 shares of Common Stock issuable on exercise of options exercisable within 60 days of April 2, 2001. Mr. Rickard disclaims beneficial ownership of the shares held by his minor children. He resigned from OptiMark in January 2001.

(10) Includes 270,000 shares of Common Stock issuable on exercise of options exercisable within 60 days of April 2, 2001.

(11)     Mr. Riese resigned from OptiMark in September 2000.

(12) Includes 40,000 shares of Common Stock issuable on exercise of options that are exercisable within 60 days of April 2, 2001. Mr. Rickards resigned from OptiMark in April 2001.

(13) Includes 25,000 shares of Common Stock issuable on exercise of options that are exercisable within 60 days of April 2, 2001. Mr. Johnson resigned from OptiMark in March 2001.

SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK

         NAME AND ADDRESS OF BENEFICIAL OWNERS          NUMBER OF SHARES       PERCENT
         -------------------------------------          ----------------       -------
         Peter L. Bloom                                   2,296,385 (1)          71.3
         General Atlantic Partners, LLC                   2,296,385 (1)          71.3
         Dow Jones & Company, Inc.                          789,257              24.5
         All directors and executive officers
         as a group (1 person)                            2,296,385              71.3


----------

(1) Represents 1,744,130 shares held by GAP 35, 302,255 shares held by GAPCo, 203,305 shares held by GAP 52, and 46,695 shares held by GAPCo
         II. Mr. Bloom, a Director of the Company, is a managing member of GAP. GAP is the general partner of GAP 35 and GAP 52. The managing members of GAP are also the general partners of GAPCo and GAPCO II. Mr. Bloom disclaims beneficial ownership of the shares referred to above, except to the extent of his pecuniary interest.


SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK

         NAME AND ADDRESS OF BENEFICIAL OWNERS            NUMBER OF SHARES     PERCENT
         -------------------------------------            ----------------     -------
         Virginia Surety Company, Inc.                        2,000,000          18.2
         Merrill Lynch affiliates   (1)                       1,500,000          13.6
         PaineWebber affiliate    (2)                         1,060,000           9.6
         Credit Suisse affiliate    (3)                       1,000,000           9.1
         Goldman Sachs affiliate (4)                          1,000,000           9.1
         CIBC affiliate (5)                                     850,000           7.7
         Nihon Keizai Shimbun                                   800,000           7.3

----------

(1) Represents 750,000 shares held by ML IBK Positions, Inc., 562,500 shares held by Merrill Lynch KECALP L.P. 1997 and 187,500 shares held by Merrill Lynch KEKALP International L.P. 1997. The address of the Merrill Lynch entities is 250 Vesey Street, 5th Floor, New York, NY 10281.

(2) Represents shares held by PaineWebber Capital, Inc., whose address is 1285 Avenue of the Americas, 14th Floor, New York, NY 10019.

(3) Represents shares held by Credit Suisse First Boston c/o OptiMark Investors, Inc. whose address is 11 Madison Avenue, 3rd Floor, New York, NY 10004.

(4) Represents shares held by The Goldman Sachs Group, Inc., whose address is 85 Broad Street, 12th Floor, New York, NY 10004.

(5) Represents shares held by CIBC Wood Gundy Capital Corp., whose address is 425 Lexington Avenue, 9th Floor, New York, NY 10017.

SERIES C CONVERTIBLE PREFERRED STOCK

         NAME AND ADDRESS OF BENEFICIAL OWNERS            NUMBER OF SHARES     PERCENT
         -------------------------------------            ----------------     -------
         SOFTBANK affiliates (1)                              8,250,000           100
         Ronald D. Fisher      (1)                            8,250,000           100
         All directors and executive officers
         as a group (1 person)                                8,250,000           100

----------

(1) Represents 8,136,150 held by SOFTBANK Capital Partners L.P. and 113,850 shares held by SOFTBANK Capital Advisors Fund L.P. Ronald D. Fisher, a Director of the Company, is a managing director of the general partner of each of these SOFTBANK entities. Mr. Fisher disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.


SERIES D CONVERTIBLE PREFERRED STOCK

         NAME AND ADDRESS OF BENEFICIAL OWNERS             NUMBER OF SHARES     PERCENT
         -------------------------------------             ----------------     -------
         Bank Boston affiliate (1)                              250,000           100

----------

(1) Represents shares held by BancBoston Capital Inc., whose address is 175 Federal Street, Boston, MA 02110.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Five directors are to be elected to serve for the ensuing year and until their successors are elected and qualify. Directors of the Company will be elected by an affirmative vote of the holders of shares representing a majority of the votes of the shares entitled to be voted.

         The Board of Directors has been informed that all persons listed below are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors decides to decrease the size of the Board. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
                ELECTION OF EACH OF THE NOMINEES LISTED HEREIN.

         NOMINEES FOR ELECTION AS DIRECTORS

                  WILLIAM A. LUPIEN (59), Chairman of the Board of Directors since 2000. Mr. Lupien was the founder and co-inventor of the OptiMark matching engine technology. Mr. Lupien has served as Chairman of the Board of Directors of OptiMark Technologies, Inc. and its predecessor, MJT Holdings, Inc., since its formation in 1988. From inception through November 1998, Mr. Lupien served as the Chief Executive Officer of OptiMark Technologies, Inc. From 1983 to 1988, Mr. Lupien was President, then Chairman and Chief Executive Officer of Instinet Corporation, a computer-based market access network company. From 1965 to 1983, Mr. Lupien served as a specialist on the floor of the Pacific Exchange. For six years during that period, he was also a member of the board of the Pacific Exchange. From 1974 to 1980, Mr. Lupien was President of Mitchum, Jones & Templeton, Inc., a brokerage firm. Mr. Lupien also serves as a Trustee of the Securities Industry Institute. Mr. Lupien received his Bachelor of Science degree from San Diego State University.

                  ROBERT J. WARSHAW (47), Chief Executive Officer since March 2001. Mr. Warshaw also serves as Chief Executive Officer of OptiMark, Inc. Mr. Warshaw previously served as Co-Chief Executive Officer, Executive Vice President and Chief Technology Officer of OptiMark, Inc. From November 1999 to June 2000, Mr. Warshaw served as Executive Vice President and Chief Technology Officer of OptiMark Technologies, Inc. From October 1993 to October 1999, Mr. Warshaw was Chief Information Officer at Lazard Freres & Co. LLC., an international investment banking firm. From January 1990 to October 1993, he was a partner at McKinsey & Company, a global management consulting firm. Mr. Warshaw received his bachelor's degree in English from the University of Pennsylvania and a Masters in Management from Northwestern University's Kellogg School of Management.

                  PETER L. BLOOM (43), Director since August 1996. Mr. Bloom is a Managing Member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on strategic investments in software and related services worldwide, and has served in such capacity since 1996. From 1983 to 1996, Mr. Bloom was at Salomon Brothers, an investment banking firm, where he last was the Managing Director of Salomon's U.S. Technology Division. He is a member of the board of directors of BindView Development Corporation and Predictive Systems, Inc., and is a special advisor to the board of directors of E*TRADE Group, Inc., as well as a board member of selected private companies. Mr. Bloom received his Bachelor of Arts degree in computer studies and economics from Northwestern University.

                  RONALD D. FISHER (53), Director since November 1999. Mr. Fisher is the Vice Chairman of SOFTBANK Holdings Inc. and a Director of SOFTBANK CORP, Japan. Mr. Fisher also serves as the CEO of SOFTBANK Global Ventures. Prior to joining SOFTBANK in 1995, Mr. Fisher was, for six years, the Chief Executive Officer of Phoenix Technologies, Ltd., a leading developer and marketer of system software products for personal computers. Earlier, he was with INTERACTIVE Systems Corporation, a UNIX software company, where he served for five years in various capacities including Chief Operating Officer and Chief Executive Officer. Mr. Fisher's experience prior to Interactive Systems includes senior executive positions at Visicorp, TRW, and ICL (USA). Mr. Fisher also serves as a member of the boards of directors of SOFTBANK Corp., E*Trade Group, Key3Media, Global Sports and InsWeb Corporation. Mr. Fisher received his M.B.A. from Columbia University, New York and Bachelor of Commerce degree from the University of Witwatersand in South Africa.

                  PHILLIP J. RIESE (51), Director since November 1998. Mr. Riese is Chief Executive Officer and a director of AirClic, Inc., which specializes in simplifying wireless access to the web using bar code symbology. Mr. Riese served as Chief Executive Officer of OptiMark Holdings, Inc. from June 2000 until September 2000. From November 1998 to June 2000, he served as Chief Executive Officer of OptiMark Technologies, Inc. From 1994 to November 1998, Mr. Riese was President of the Consumer Card Group of American Express, a credit card company, and Chairman of American Express Centurion Bank. From 1980 to 1994, he served in a variety of executive positions at American Express. Mr. Riese received a B. Comm. degree from Leeds University in the United Kingdom. He received an M.B.A. from the University of Cape Town in South Africa and an SM degree in Management from MIT.

         BOARD OF DIRECTORS AND ITS COMMITTEES

         During 2000, the Company's Board of Directors met eight times and took action by unanimous consent on other occasions.

         The Company has, as standing committees, a Compensation Committee and an Audit Committee.

         All members of the Board of Directors, other than Morton H. Meyerson and Michael D. O'Halleran, attended at least 75% of its meetings and the meetings of any Committees of the Board of Directors of which they were members in 2000.

         The current members of the Compensation Committee, both of whom are independent directors, are Peter L. Bloom and Morton H. Meyerson. This Committee, which met twice during fiscal year 2000, monitors the Company's compensation policies and employee incentive plans, reviews officers' salaries and bonuses, approves significant changes in salaried employee benefits and recommends to the Board of Directors such other forms of remuneration as it deems appropriate.

         The Board of Directors has not yet appointed members to the Audit Committee. Therefore, this Committee did not meet during fiscal year 2000.

COMPENSATION OF DIRECTORS

         Messrs. Lupien and Warshaw, officers of the Company, receive no remuneration for serving on the Board of Directors. On first becoming a Director, each non-employee Director is granted, under the Company's Stock Option Plan, an option to purchase 50,000 shares of Common Stock. In addition, on the first business day following each annual meeting of our stockholders, each continuing non-employee director will be granted an option to purchase 10,000 shares of Common Stock. These options vest ratably over a five year period subject to continuing service on the board, and have a term of ten years. All directors are reimbursed for out-of-pocket expenses.

         EXECUTIVE OFFICERS

         The executive officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of the Company as of April 15, 2001 (none of whom has a family relationship with another executive officer):

         NAME                      AGE      POSITION
         ----                      ---      --------
         Robert J. Warshaw         47       Chief Executive Officer and Director

         For selected biographical information with respect to Mr. Warshaw, please see "Nominees for Election as Directors" beginning on page 7.

         EXECUTIVE SUMMARY COMPENSATION TABLE

         The following table provides a summary of compensation earned by the named executive officers of the Company, which include the Company's Co-Chief Executive Officers and the four other highest paid executives (including those executives for whom disclosure would have been required but for the fact that they resigned in 2000), for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years:

                                                                                                            LONG-TERM
                                                                                                          COMPENSATION
                                                                      ANNUAL COMPENSATION                    AWARDS
                                                          -------------------------------------------     -------------
                                                                                                           SECURITIES
                                                                                             OTHER         UNDERLYING
                                                 FISCAL      SALARY       BONUS          COMPENSATION        OPTIONS
           NAME AND PRINCIPAL POSITION            YEAR        ($)          ($)                ($)              (#)
           ---------------------------           ------   -----------   ---------        ------------     -------------
           David C. Johnson, Jr.                  2000    168,750           4,270              --           150,000
           Former Co-Chief Executive Officer      1999     98,383 (2)          --              --           100,000
           (1)

                                                  1998         --              --              --                --

           Robert J. Warshaw                      2000    225,000         175,000              --           250,000 (3)
           Co-Chief Executive Officer             1999     28,990 (2)          --              --           500,000
                                                  1998         --              --              --                --

           William A. Lupien                      2000    180,000              --              --                --
           Chairman of the Board                  1999    180,000              --              --                --
                                                  1998    180,000         100,000              --                --

           James G. Rickards (4)                  2000    200,000         250,000              --           350,000 (3)
           Former Chief Administrative Officer    1999     68,205 (2)          --              --           150,000
                                                  1998         --              --              --                --

           John T. Rickard (5)                    2000    213,750              --         200,000 (6)       200,000
           Former Chief Scientific Officer        1999    180,000              --              --                --
                                                  1998    180,000              --              --           100,000

           Phillip J. Riese (7)                   2000    320,861 (2)          --              --                --
            Former Chief Executive Officer        1999    425,000       1,000,000              --                --
                                                  1998         --              --              --         1,200,000 (7)

           Paul I. Kasnetz (8)                    2000     67,738 (2)          --              --            25,000 (8)
           Former Vice President                  1999    140,000              --              --                --
           Finance & Administration
                                                  1998    130,000          18,000              --                --

----------

(1)      Mr. Johnson resigned as Co-Chief Executive Officer in March 2001.

(2) Executive Officer was an employee with the Company only for part of that year.

(3) All outstanding options of Executive Officer were repriced to an exercise price of $0.50 per share in December 2000 upon the execution of Amendment No. 1 to Stock Option Agreements.

(4)      Mr. Rickards resigned as Chief Administrative Officer in April 2001.

(5) Mr. Rickard resigned as Chief Scientific Officer in January 2001. He remains as a consultant of OptiMark, Inc. and Director of the Company.

(6) In March 1998, we made a loan to Mr. Rickard in the principal amount of $200,000, the proceeds of which he used to repay other indebtedness. The outstanding principal amount was forgiven in April 2000 in consideration of Mr. Rickard's past services.

(7) Mr. Riese resigned from OptiMark in September 2000. All outstanding options were forfeited.

(8) Mr. Kasnetz resigned from OptiMark in May 2000. Outstanding options granted in 2000 never vested and are therefore forfeited.


         OPTION GRANTS

         In January and May 2000, options to purchase Common Stock were granted to various individuals pursuant to the terms of the OptiMark Holdings, Inc. 1999 Stock Plan. Awards were made to the named executive officers set forth below.

                                                           INDIVIDUAL GRANTS
                                      -----------------------------------------------------------
                                                       PERCENT OF
                                                         TOTAL
                                      NUMBER OF         OPTIONS
                                      SECURITIES       GRANTED TO     EXERCISE OR      EXPIRATION
                                      UNDERLYING      EMPLOYEES IN     BASE PRICE         DATE
                                       OPTIONS        FISCAL YEAR      PER SHARE

         NAME
         ----
         David C. Johnson, Jr.          25,000             .3          $10.00            1/27/10
                                       125,000            1.4          $10.00            5/22/10

         Robert J. Warshaw             250,000            2.7          $ 0.50 (1)        5/22/10

         James G. Rickards              50,000             .6          $ 0.50 (1)        1/27/10
                                       300,000            3.3          $ 0.50 (1)        5/22/10

         John T. Rickard                50,000             .6          $10.00            1/27/10
                                       150,000            1.6          $10.00            5/22/10

----------

(1) Repricing of options pursuant to determination of the Board of Directors as of December 1, 2000.

         FISCAL 2000 YEAR END OPTION VALUES

         No options were exercised during fiscal year 2000 by the named executive officers. The following table describes the named executive officers' exercisable and unexercisable options held as of December 31, 2000. The "Value of Unexercised In-the-Money Options at Fiscal Year End" is the value as of December 31, 2000, in each case as determined by the Board of Directors, less the exercise price. All options were granted under our stock option plan.

                                    NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS AT
                                    AT FISCAL YEAR END(#)                  FISCAL YEAR END($)
                               -------------------------------       ------------------------------
NAME                           EXERCISABLE       UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----                           -----------       -------------       -----------      -------------
David C. Johnson, Jr.             20,000            230,000              -0-               -0-

Robert J. Warshaw                220,000            530,000              -0-               -0-

James G. Rickards                 30,000            470,000              -0-               -0-

John T. Rickard                  474,857            317,143              -0-               -0-



         REPRICING DISCUSSION

         On September 19, 2000, the Company's board of directors authorized a repricing of stock options. The repricing reduced the exercise price of all outstanding stock options that had been granted to those employees, officers, and directors who remained with the Company after that date from exercise prices ranging from 1.50-14.00 per share to $.50 per share.

         The stock options were intended to provide incentives for option holders to continue as employees, officers, and directors of the Company based on the potential for appreciation of the stock price of the Company to a level in excess of the exercise price of the options. The Board of Directors determined that the current fair market value as of September 19, 2000 of a share of Common Stock of the Company was $0.50 per share, which was significantly below the price at which options had originally been granted. The Board of Directors further determined that the fair market value caused the stock options to lose much of their intended motivating effect on prospective and current employees, officers, and directors. The repricing was intended to reinstate the original intent of the stock options.

         MANAGEMENT CONTRACTS

         On September 19, 2000, we entered into an oral employment agreement with Robert J. Warshaw. Under the terms of the agreement, Mr. Warshaw assumed the position of Co-Chief Executive Officer of the Company, received a base salary of $250,000 per year, and was granted a bonus in the amount of $100,000, which is to be paid in 2001. Mr. Warshaw also received a right to borrow a principal amount of $150,000 from the Company of which he has drawn $100,000. Interest on the principal amount of the loan accrues at 6% per annum. Under the terms of the agreement, the Company will forgive the loan if: (i) Mr. Warshaw remains employed by the Company one year from the date of the agreement or (ii) if he is terminated without cause. This agreement remained in place when Mr. Warshaw became to sole Chief Executive Officer of the Company in March 2001.

         In January 2001 we entered into a severance agreement with Dr. John T. Rickard in connection with the termination of his employment with the Company. Under the agreement,

Dr. Rickard became fully vested in any Company stock options which would have vested on or before January 5, 2002, but for the termination of his employment; Dr. Rickard was given a period of one year from the date his term as Director expires to exercise any vested options. These terms relating to Dr. Rickard's options are conditioned upon the execution of a consulting agreement and an amendment to the stock option agreements to which Dr. Rickard and the Company are parties.

         Pursuant to the severance agreement, Dr. Rickard has agreed to remain a member of the Board of Directors of OptiMark Holdings, Inc. through the conclusion of his current elected term.

         In January 2001 we entered into a consulting agreement with John T. Rickard and his current employer, ORINCON Industries, Inc. Under the agreement, Dr. Rickard will be available to perform services to the Company and its clients relating to the Company's products and technology. In exchange for the services of Dr. Rickard, the Company has agreed to pay ORINCON Industries $400 per hour and reimburse ORINCON Industries for certain expenses incurred. The consulting agreement expires on January 14, 2002.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In March 1998, we made a loan to John T. Rickard in the principal amount of $200,000, the proceeds of which he used to repay other indebtedness. Interest on the principal amount of the loan accrues at 6% per annum. The principal balance of the loan and all accrued but unpaid interest are due and payable on March 31, 2003 or within 30 days of Mr. Rickard's termination of employment, if earlier. In January 1999 and January 2000, Mr. Rickard paid all accrued interest on the loan. The largest principal amount outstanding under the loan during 1999 was $200,000. In April 2000, we forgave the outstanding principal amount under this loan in consideration for Mr. Rickard's past services and Mr. Rickard paid all accrued and unpaid interest thereon.

         On September 19, 2000, we entered into an oral employment agreement with David C. Johnson, who resigned from the Company in March 2001. Under the terms of the agreement, Mr. Johnson assumed the position of Co-Chief Executive Officer of the Company, received a base salary of $250,000 per year, and was granted a bonus in the amount of $100,000, which was to be paid in 2001. Mr. Johnson also received a right to borrow a principal amount of $150,000 from the Company of which he did not draw any amount. Interest on the principal amount of the loan would have accrued at 6% per annum. Mr. Johnson will receive in the year 2001 a bonus in the amount of $100,000, earned in the year 2000, for his sales-related activities that occurred prior to assuming the position as Co-Chief Executive Officer.

         On September 19, 2000, we entered into an oral employment agreement with James G. Rickards, who resigned from the Company on April 6, 2001. Under the terms of the agreement, Mr. Rickards assumed the position of Chief Administrative Officer of the Company, received a base salary of $200,000 per year, and was granted a bonus in the amount of $100,000, which was to be paid in the year 2001. Mr. Rickards also received a right to borrow a principal amount of $150,000 from the Company of which he has drawn $50,000. Interest on the principal amount of the loan accrues at 6% per annum. Under the terms of the agreement, the Company agreed to forgive the loan if: (i) Mr. Rickards remained employed by the Company one year from the date of the agreement or (ii) if he was terminated without cause. Mr. Rickards owes $50,427 under the loan as of April 20, 2001. We have sent Mr. Rickards a letter requesting payment of this amount.

         In November 1998 we entered into an employment agreement with Phillip
J. Riese pursuant to which Mr. Riese was employed as chief executive officer and appointed to the board of directors. The agreement provided that Mr. Riese's employment would continue until terminated by either party with or without cause. Mr. Riese was entitled to a base salary of $425,000, subject to annual evaluation and increase as determined by the board of directors. Mr. Riese received a $1,000,000 bonus upon joining the company and received a $1,000,000 bonus in November 1999 on the first anniversary of his employment. Mr. Riese was also entitled to a one-time performance bonus of $1,000,000 if the company achieved pre-tax net income of at least $10,000,000 in a fiscal year.

         Under the agreement, Mr. Riese purchased 350,000 shares of common stock at a price of $10.00 per share. Of these shares, he purchased 100,000 with a full recourse promissory note payable to us, which were subject to restrictions on transfer during the first year of Mr. Riese's employment. Mr. Riese repaid the note and the restrictions lapsed in November 1999.

         Under the agreement, if we terminated Mr. Riese's employment other than for "cause" or if Mr. Riese terminated his employment for "good reason", we would have (a) paid his base salary for two years after termination, (b) paid a lump sum payment equal to the greater of the bonus paid to Mr. Riese in the fiscal year before termination or a pro rata portion of his target bonus for the fiscal year in which termination occurred, excluding the one-time performance bonus, (c) continued his benefits for two years, and (d) 60% of Mr. Riese's options would have vested if the termination occurred within three years after the date of his employment, 80% would have vested if the termination occurred thereafter but within four years from the date of his employment and 100% would have vested if the termination occurred thereafter. If the termination occurred on or after the first day of the tenth month of our fiscal year, Mr. Riese would have been entitled to a lump sum payment equal to the pro rata portion of his target bonus for the fiscal year, excluding the one-time performance bonus.

         If the one-time performance bonus was earned in the year we terminated Mr. Riese's employment other than for "cause" or Mr. Riese terminated his employment for "good reason" or Mr. Riese's employment was terminated by reason of death or disability, we would have paid a prorated portion of that bonus.

         In the event of a "change of control," 75% of Mr. Riese's options would have vested if the change of control occurred within two years of the date of his employment, 60% would have vested if the change of control occurred thereafter but within three years of the date of his employment, 80% would have vested if the change of control occurred thereafter but within four years of the date of his employment and all would have vested if the change of control occurred thereafter. If we terminated Mr. Riese's employment other than for "cause" or if Mr. Riese terminates his employment for "good reason" within one year after a change of control, all of Mr. Riese's options would have vested.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and ten percent stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Copies of these reports must also be furnished to the Company. Based upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2000, all filing requirements applicable to its officers, directors and ten percent stockholders were complied within a timely manner.

                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP.

         Deloitte & Touche has audited the Company's financial statements since 1996. Its representatives are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS
                                   FOR 2001.

         STOCKHOLDERS PROPOSALS

         Stockholder proposals intended to be presented at the Company's 2002 Annual Meeting must be received by the Company not later than December 17, 2001 for inclusion in the proxy materials for such meeting. Such proposals should be sent by Certified Mail -- Return Receipt Requested to the attention of the Secretary of the Company, OptiMark Holdings, Inc., 10 Exchange Place Centre, 24th Floor, Jersey City, NJ 07302. If a stockholder proposal is received by the Company after March 13, 2002, the person named in the Proxies solicited by the Board of Directors for that meeting may exercise discretionary voting power with respect to that proposal.

                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 2001
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of OptiMark Holdings, Inc. (the "Company") hereby appoints William A. Lupien and Robert J. Warshaw, or either of them, proxies, agents and attorneys-in-fact of the undersigned, each with full power of substitution, to represent the undersigned at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at OptiMark Holdings, Inc. 10 Exchange Place Centre, 24th Floor, Jersey City, NJ and at any adjournments thereof, and to vote all shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock which the undersigned would be entitled to vote if then and there personally present, as indicated on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

     This proxy revokes all proxies previously given by the undersigned to any persons to vote at the Annual Meeting or at any adjournments thereof.

     TO FOLLOW THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, OR VOTE BY TELEPHONE (SEE INSTRUCTIONS ON REVERSE SIDE).

       (Continued and to be marked, dated and signed, on the other side)

                            - FOLD AND DETACH HERE -


                            OPTIMARK HOLDINGS, INC.
                            ATTENTION: NEIL G. COHEN
                      10 EXCHANGE PLACE CENTRE, 24TH FLOOR
                             JERSEY CITY, NJ 07302


                            YOUR VOTE IS IMPORTANT!

                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. Available to stockholders in the United States and Canada only. All other stockholders must vote by returning their Proxy cards.

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                  PLEASE VOTE

Your prompt response will assure a quorum at the Annual meeting and save the Company the expense of further solicitation of proxies.

                               William A. Lupien
                               Chairman of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSAL IN ITEM 2.

1. ELECTION OF DIRECTORS:
01 PETER L. BLOOM
02 RONALD D. FISHER
03 WILLIAM A. LUPIEN
04 PHILLIP J. RIESE
05 ROBERT J. WARSHAW

[ ] FOR        [ ] WITHHELD

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE.
WRITE HIS OR HER NAME ON THIS LINE:


-----------------------------------------------


2. TO RATIFY DELOITTE & TOUCHE LLP AS THE COMPANY'S ACCOUNTANTS

[ ] FOR        [ ] AGAINST         [ ] ABSTAIN

I WILL ATTEND THE MEETING.         [ ]

  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***










Signature
          ------------------------------------------------------

Signature, If Jointly Held
                           -------------------------------------

Date
     ---------------------

When signing as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

                           VOTE BY TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

  YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE
       SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                   TELEPHONE
                                 1-800-840-1208
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

                      Mark, sign and date your proxy card
                                      and
                return it in the enclosed postage-paid envelope.

                      IF YOU VOTE YOUR PROXY BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.